
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                    6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      29,205,910
<SECURITIES>                                         0
<RECEIVABLES>                                  152,318<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              31,255,671<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                31,255,671<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,221,353<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,524,552
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                696,801
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            696,801
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   696,801
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $93,282 and due from DWR of $59,036.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,897,443.
<F3>Liabilities include redemptions payable of $461,143, accrued management fees of $103,689, accrued administrative expenses of $45,194 and accrued incentive fees of $26,402.
<F4>Total revenue includes realized trading revenue of $1,835,037, net change in unrealized of $(158,709) and interest income of $545,025.

